Exhibit 99.1

HighPeak Energy, Inc. Announces Second Quarter 2021 Results

Fort Worth, Texas, August 9, 2021 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced financial and operating results for the second quarter 2021. The Company completed its business combination on August 21, 2020 and consequently, the following operational and financial data refer to the three and six months ended June 30, 2021 (the “Successor period”) and the three and six months ended June 30, 2020 (the “Predecessor period”).

Second Quarter 2021 Highlights

●	Second quarter 2021 sales volumes of 8,783 barrels of oil equivalent per day (“Boe/d”), 96% liquids, representing an increase of 66% compared with first quarter 2021.

●	EBITDAX (a non-GAAP measure as defined and reconciled below) of $38.4 million, an increase of 91% quarter over quarter.

●	Second quarter 2021 unhedged realized price of $60.40 per Boe and realized cash operating margin of $51.35 per Boe.

●	Drilled eight (8) wells and completed ten (10) operated wells plus placed two (2) wells on production on our Signal Peak acreage position.

●	Began recycling produced fluids in the second quarter.

●

Signed a contract with Priority Power Management, LLC (“Priority Power”) to develop an electric high-voltage (“EHV”) substation, medium voltage distribution systems and a 13-megawatt direct current solar photovoltaic facility.

●	Entered into multiple bolt-on acquisition agreements during the 2021 third quarter.

●	Initiated a $0.025 per share quarterly dividend and paid a special dividend of $0.075 per share in July 2021.

●	Amended the Revolving Credit Facility to increase the borrowing base and the elected commitments to $125 million.

●	Ended second quarter 2021 with a revolving credit facility balance of $14.0 million and a $12.8 million cash balance.

●	Continue to realize peer leading operated all-in drill, complete, equip, and facility well costs of approximately $505 per lateral foot in our Flat Top operating area.

HighPeak Chairman and Chief Executive Officer, Jack Hightower, said, “The second quarter proved to be another successful quarter for HighPeak as evidenced by our positive well results, continued capital efficiency and high operating margins. Our second quarter production increased as expected and our EBITDAX was up over 90% from the first quarter. HighPeak’s production stream of 90% oil and 96% liquids continues to differentiate us from our peers; our production stream is much more valuable and results in higher margins per Boe.”

Mr. Hightower continued, “We currently have multiple wells that are in early stages of flowback that have yet to ramp up to peak production which will continue to increase our production going forward. In addition, we added a second rig focused on accelerating the drilling of infill locations to further add to our growth profile. We expect 2022 will be a year of significant growth for HighPeak.”

Second Quarter Operational Update

During the second quarter of 2021, the Company completed ten wells including eight (8) wells in the Flat Top area. In addition, the Company completed two wells in its Signal Peak area, including a 7,700-foot lateral in the Wolfcamp C and a 12,900-foot lateral in the Wolfcamp D.

During the second quarter of 2021, the Company entered into a crude oil marketing and gathering contract with affiliates of Delek US Holdings, Inc. (“Delek”).  The contract includes the Company’s current and future crude oil production from its horizontal wells in Flat Top where Delek will construct an oil gathering system and custody transfer meters to all the Company’s central tank batteries which will substantially reduce the trucking of crude oil resulting in higher realized prices and lower emissions.

During the second quarter of 2021, the Company entered into a replacement gas purchase contract with WTG as the gatherer, processor and purchaser of the Company’s current and future gross natural gas production in Flat Top. The replacement contract provides the Company with improved natural gas and NGL pricing and requires WTG to expand its current low-pressure gathering system, which will eliminate the need for in-field compression. Once operational, the expanded natural gas gathering system will reduce flaring and the emission of greenhouse gasses.

The Company also entered into a contract with Priority Power whereby Priority Power will develop an electric high-voltage (“EHV”) substation, medium voltage distribution systems and a 13-megawatt direct current solar photovoltaic facility located on approximately 80 acres of land owned by the Company north of Big Spring, Texas in Howard County to provide for the Company’s electrical power needs in its Flat Top operating area including powering drilling rigs and day-to-day operations. Over the life of the contract, approximately 263 million kilowatt-hours of clean and reliable solar energy will be delivered to the Company, resulting in an estimated reduction of over 100,000 metric tons of CO2 emissions according to the EPA.

Michael Hollis, HighPeak’s President, commented, “I’m extremely proud of our organization for what we have accomplished in such a short period of time. It is a testament to the experience and ingenuity of our drilling and operational teams that we have managed to keep our capital efficiency consistent over the past three plus quarters especially as oilfield activity has continued to steadily increase. Our team is highly focused on maintaining our level of efficiencies and continues to put in place certain measures to sustain our peer leading capital costs such as utilizing higher levels of recycled produced fluids and sourcing local sand mines for use in our completion operations. These initiatives will not only allow us to continue to keep our costs low but will also improve our ESG metrics.”

Second Quarter 2021 Financial Results

HighPeak reported net income of $5.7 million for the second quarter of 2021, or $0.06 per diluted share.  EBITDAX (a non-GAAP financial measure as defined and reconciled below) was $38.4 million, or $0.38 per diluted share.

Second quarter average realized prices were $64.93 per barrel of oil, $26.77 per barrel of natural gas liquids and $2.81 per Mcf of natural gas, resulting in an overall price of $60.40 per Boe, excluding the effects of derivatives.  HighPeak’s cash costs for the second quarter were $11.07 per Boe including lease operating expenses of $5.87 per Boe, production and ad valorem taxes of $3.18 per Boe and cash G&A expenses of $2.02 per Boe.  HighPeak’s second quarter cash costs decreased by 7% quarter over quarter.

HighPeak’s second quarter 2021 capital expenditures to drill, complete, equip and provide facilities was approximately $44.1 million.  In addition, the Company incurred capital expenditures of approximately $2.7 million for building water infrastructure, power infrastructure, and land related expenses.

At June 30, 2021, the Company had $14.0 million in long-term debt and $12.8 million of cash on hand.  In June 2021, the Company’s borrowing base and bank commitments were increased to $125.0 million.

Bolt-On Acquisitions

During the third quarter of 2021, HighPeak Energy entered into multiple unrelated agreements to effect certain bolt-on acquisitions from various third parties. In the aggregate, the assets acquired represent approximately 6,200 net acres and production that is estimated to average greater than 1,400 Boe/d for the remainder of 2021. HighPeak Energy expects to close these acquisitions later in the third quarter of 2021.

Initial Dividend

In July 2021, the Company’s Board of Directors approved its first quarterly dividend of $0.025 per share and also approved a special dividend of $0.075 per share which resulted in a total of $9.3 million in dividends paid to stockholders on July 26, 2021.

Updated 2021 Guidance

HighPeak Energy increased its development drilling program from one rig to two rigs early in the third quarter with a primary focus on the co-development of its Lower Spraberry and Wolfcamp A formations in its Flat Top area and to drill additional wells in its Signal Peak area. Additionally, we will continue the buildout of our field infrastructure to reduce operating costs and advance our ESG objectives.

The Company projects capital investment of approximately $245 to $270 million, excluding acquisitions, for 2021. The capital program includes $210 to $225 million for drill, complete, equip and facilities costs for an estimated 35 to 40 gross wells with average lateral lengths of 12,000 to 13,000 feet. The updated capital budget also includes $35 to $45 million for the continued buildout of the Company’s infrastructure, land related expenditures, and other expenses.

Mr. Hollis, continued, “We are making great progress on our key objectives of operating and capital efficiency and maintaining our impeccable safety record while rapidly increasing our production. Furthermore, we have also reworked and signed new marketing contracts for our crude oil and natural gas production and for new electrical infrastructure and localized power generation in our Flat Top operating area. These contracts and infrastructure projects will provide the benefits of increasing our revenue stream, reducing our operating costs and substantially advancing our ESG initiatives once they become operational.”

Conference Call

HighPeak Energy will host a conference call and webcast on Tuesday, August [10], 2021 at 10:00 a.m. Central Time for investors and analysts to discuss its results for the second quarter of 2021 as well as provide an overview of recent activities and its remaining 2021 operating plan.  Conference call participants may call (833) 362-0226 (United States/Canada) or (914) 987-7683 (International) and enter confirmation code 1119639.  A live broadcast of the earnings conference call will also be available on the HighPeak Energy website at www.highpeakenergy.com under the “Investors” section of the website. A replay will also be available on the website following the call.

When available, a copy of the Company’s earnings release, investor presentation and Quarterly Report on Form 10-Q can be found on its website at www.highpeakenergy.com.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words "believes," "plans," "expects," "anticipates," "forecasts," "intends," "continue," "may," "will," "could," "should," "future," "potential," "estimate" or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. ("HighPeak Energy," the "Company" or the “Successor”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control.

These risks and uncertainties include, among other things, volatility of commodity prices, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease 2019 (“COVID-19”) pandemic, on global and U.S. economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

HighPeak Energy, Inc. Summary Balance Sheet Data (Unaudited) (In thousands)

	June 30, 2021	December 31, 2020
Cash and cash equivalents	$12,842	$19,552
Other current assets	25,115	13,743
Oil and natural gas properties, net	565,173	502,636
Other assets	1,293	1,999
Total assets	$604,423	$537,930

Current liabilities	$54,340	$22,435
Long-term debt, net	11,918	-
Other long-term liabilities	44,423	41,269

Stockholders' equity
Common stock	9	9
Additional paid-in capital	590,455	581,426
Accumulated deficit	(96,722)	(107,209)
Total stockholders' equity	493,742	474,226
Total liabilities and stockholders' equity	$604,423	$537,930

HighPeak Energy, Inc.
Condensed Consolidated and Combined Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	Successor	Predecessor	Successor	Predecessor
Operating Revenues:
Crude oil sales	$46,985	$938	$71,855	$5,462
Natural gas and NGL sales	1,285	6	2,132	105
Total operating revenues	48,270	944	73,987	5,567
Operating Costs and Expenses:
Oil and natural gas production	4,692	1,814	6,919	4,203
Production and ad valorem taxes	2,543	94	4,207	402
Exploration and abandonments	463	1	654	4
Depletion, depreciation and amortization	16,857	1,735	29,820	5,091
Accretion of discount	37	35	72	69
General and administrative	1,617	1,412	3,376	4,273
Stock-based compensation	1,023	-	1,989	-
Total operating costs and expenses	27,232	5,091	47,037	14,042
Income (loss) from operations	21,038	(4,147)	26,950	(8,475)
Interest income	-	-	1	-
Interest expense	(152)	-	(206)	-
Derivative loss, net	(13,596)	-	(13,596)	-
Other expense	(127)	-	(127)	(76,503)
Income (loss) before income taxes	7,163	(4,147)	13,022	(84,978)
Income tax expense	1,420	-	2,535	-
Net income (loss)	$5,743	$(4,147)	$10,487	$(84,978)
Earnings per share:
Basic net income	$0.06		$0.11
Diluted net income	$0.06		$0.10

Weighted average shares outstanding:
Basic	92,676		92,634
Diluted	92,676		92,830

HighPeak Energy, Inc.
Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2021	2020
	Successor	Predecessor
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$10,487	$(84,978)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Exploration and abandonment expense	369	4
Depletion, depreciation and amortization expense	29,820	5,091
Accretion expense	72	69
Stock based compensation expense	1,989	-
Amortization of debt issuance costs	77	-
Derivative-related activity	12,558	-
Loss on terminated acquisition	-	76,500
Deferred income taxes	2,535	-
Changes in operating assets and liabilities:
Accounts receivable	(16,064)	2,886
Inventory and other current assets	(366)	(3,621)
Accounts payable and accrued liabilities	5,803	(763)
Net cash provided by operating activities	47,280	(4,812)
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(89,959)	(49,016)
Changes in working capital associated with oil and natural gas property additions	15,223	7,652
Acquisitions of oil and natural gas properties	(2,070)	(3,298)
Other property additions	(61)	(50)
Issuance of notes receivable	-	(5,907)
Extension payment on acquisition	-	(15,000)
Net cash used in investing activities	(76,867)	(65,619)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	14,000	-
Proceeds from exercises of warrants	5,466	-
Proceeds from subscription receivable from exercises of warrants	3,596	-
Proceeds from exercises of stock options	1,574	-
Debt issuance costs	(1,759)	-
Contributions from partners	-	54,000
Net cash provided by financing activities	22,877	54,000
Net (decrease) increase in cash and cash equivalents	(6,710)	(16,431)
Cash and cash equivalents, beginning of period	19,552	22,711
Cash and cash equivalents, end of period	$12,842	$6,280

HighPeak Energy, Inc.
Operating Highlights (Unaudited)

	Three Months Ended June 30,
	2021	2020
	Successor	Predecessor
Sales Volumes:
Oil (Bbls)	723,584	60,087
NGLs (Bbls)	45,712	4,696
Natural gas (Mcf)	179,503	25,435
Total (Boe)	799,213	69,022

Daily Sales Volumes:
Oil (Bbls/d)	7,951	660
NGLs (Bbls/d)	502	52
Natural gas (Mcf/d)	1,973	280
Total (Boe/d)	8,783	758

Revenues (in thousands):
Crude oil sales	$46,985	$938
Crude oil derivative contract settlements	(1,038)	-
NGL and natural gas sales	1,285	6
Total Revenues, including derivative settlements	$47,232	$944

Average sales prices:
Crude oil (per Bbl)	$64.93	$15.61
Crude oil derivative contract settlements (Per Bbl)	(1.43)	-
NGL (per Bbl)	26.77	4.55
Natural gas (per Mcf)	2.81	(0.03)
Total, including derivative settlements (per Boe)	$59.10	$13.68

Weighted Average NYMEX WTI ($/Bbl)	$65.91	$17.05
Weighted Average NYMEX Henry Hub ($/Mcf)	2.87	1.65
Realization to benchmark
Crude oil (per Bbl)	99%	92%
Natural gas (per Mcf)	98%	(2)%

Operating Costs and Expenses (in thousands):
Lease operating expenses	$4,692	$1,814
Production and ad valorem taxes	2,543	94
Depletion, depreciation and amortization	16,857	1,735
General and administrative expenses	1,617	1,412

Operating costs per Boe:
Lease operating expenses	$5.87	$26.28
Production and ad valorem taxes	3.18	1.37
Depletion, depreciation and amortization	21.09	25.15
General and administrative expenses	2.02	20.45

HighPeak Energy, Inc.
Operating Highlights (Unaudited)

	Six Months Ended June 30,
	2021	2020
	Successor	Predecessor
Sales Volumes:
Oil (Bbls)	1,149,764	171,064
NGLs (Bbls)	72,161	16,874
Natural gas (Mcf)	320,594	65,975
Total (Boe)	1,275,357	198,934

Daily Sales Volumes:
Oil (Bbls/d)	6,352	940
NGLs (Bbls/d)	399	93
Natural gas (Mcf/d)	1,771	363
Total (Boe/d)	7,046	1,093

Revenues (in thousands):
Crude oil sales	$71,855	$5,462
Crude oil derivative contract settlements	(1,038)	-
NGL and natural gas sales	2,132	105
Total Revenues, including derivative settlements	$72,949	$5,567

Average sales prices:
Crude oil (per Bbl)	$62.50	$31.93
Crude oil derivative contract settlements (per Bbl)	(0.90)	-
NGL (per Bbl)	27.16	10.13
Natural gas (per Mcf)	2.55	0.03
Total, including derivative settlements (per Boe)	$57.20	$27.99

Weighted Average NYMEX WTI ($/Bbl)	$63.26	$32.55
Weighted Average NYMEX Henry Hub ($/Mcf)	2.80	1.80
Realization to benchmark
Crude oil (per Bbl)	99%	98%
Natural gas (per Mcf)	91%	2%

Operating Costs and Expenses (in thousands):
Lease operating expenses	$6,919	$4,203
Production and ad valorem taxes	4,207	402
Depletion, depreciation and amortization	29,820	5,091
General and administrative expenses	3,376	4,273

Operating costs per Boe:
Lease operating expenses	$5.43	$21.13
Production and ad valorem taxes	3.30	2.02
Depletion, depreciation and amortization	23.38	25.59
General and administrative expenses	2.65	21.48

HighPeak Energy, Inc.
Reconciliation of Net Income (Loss) to EBITDAX (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	Successor	Predecessor	Successor	Predecessor
Net income (loss)	$5,743	$(4,147)	$10,487	$(84,978)
Interest expense	152	-	206	-
Interest income	-	-	(1)	-
Income tax expense	1,420	-	2,535	-
Depletion, depreciation and amortization	16,857	1,735	29,820	5,091
Accretion of discount	37	35	72	69
Exploration and abandonment expense	463	1	654	4
Stock based compensation	1,023	-	1,989	-
Derivative related noncash activity	12,558	-	12,558	-
Other expense	127	-	127	76,503
EBITDAX	$38,380	$(2,376)	$58,447	$(3,311)

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.